Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

QUOIN PHARMACEUTICALS LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Ordinary shares, no par value per share (“Ordinary Shares”), represented by American Depositary Shares (“ADSs”)(3)	Rule 457(o)			$12,000,000.00	0.0000927	$1,112.40(5)
	Other	Pre-Funded Warrants to purchase Ordinary Shares represented by ADSs	Other
	Other	Common Warrants to purchase Ordinary Shares represented by ADSs	Other

	Equity	Ordinary Shares represented by ADSs issuable upon the exercise of Pre-Funded Warrants	Other
	Equity	Ordinary Shares represented by ADSs issuable upon the exercise of Common Warrants	Other
	Other	Placement Agent Warrants to purchase Ordinary Shares represented by ADSs(4)	Other
	Equity	Ordinary Shares represented by ADSs issuable upon the exercise of Placement Agent Warrants	Rule 457(o)	$600,000.00	0.0000927	$55.62
Fees Previously Paid						____
Carry Forward Securities
Carry Forward Securities
Total Offering Amounts				$12,600,000.00		$1,168.02
Total Fees Previously Paid						$0.00
Total Fee Offsets						$0.00
Net Fee Due						$1,168.02

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional securities that may be issued because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and similar transactions.

(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

(3) American Depositary Shares (“ADSs”) issuable upon deposit of ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-212698) filed with the Securities and Exchange Commission. Each ADS represents five thousand (5,000) ordinary shares (“Ordinary Shares”). The proposed maximum aggregate offering price of the Ordinary Shares represented by ADSs proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Warrants offered and sold in the offering (plus the aggregate exercise price of the Ordinary Shares represented by ADSs issuable upon exercise of the Pre-funded Warrants), and as such the proposed aggregate maximum offering price of the Ordinary Shares represented by ADSs and Pre-Funded Warrants (including Ordinary Shares represented by ADSs issuable upon exercise of the Pre-funded Warrants), if any, is $12,000,000.

(4) Represents warrants issuable to the placement agent to purchase a number of Ordinary Shares represented by ADSs equal to 5% of the number of ADSs and/or Pre-Funded Warrants being offered at an exercise price equal to 100% of the public offering price of the ADSs.

(5) Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.